BIDGIVE RETAIL PROGRAM AGREEMENT

This Agreement is by and between BidGive International, Inc. ("BidGive") and ____________________________________________ ("Sponsor"), whose physical location and mailing address is __________________________________________ __________________   _____, for the purpose of marketing retail shopping certificates and supporting charitable organizations, as outlined below.

BIDGIVE AGREES TO:

1. Provide Sponsor a promotional web presence at the BidGive site (BidGive.com) and the sites of participating not-for-profits and corporations, where available.

2. Provide promotional advertising as part of BidGive’s charity fund-raising efforts.

3. Provide BidGive Retail Shopping Certificates to purchasers ("Buyers"), or to provide a secure alternative way for Buyers to obtain and use BidGive Retail Shopping credits. Certificates will include a dollar value, a unique certificate number and/or barcode, Sponsor information, expiration date, and Sponsor's and BidGive's logos.

4.Provide Sponsor’s Certificates with face value denominations of (quantity): ____ $50 or ___ $100 which  will be sold at a  standard minimum discount of thirty percent (30%) of face value with five percent of the sale price going to a charity of Buyers’ choice. Cash requirements: $ _______ ( Platinum = $         , Gold = $          , Silver = $          ).

5. Collect sales proceeds from Buyers, and pay the charities’ share of the sales proceeds on a quarterly basis, accompanied by a full accounting of all sales for the quarter.

SPONSOR AGREES TO:

1. Allow BidGive to sell and/or auction BidGive Retail Certificates valid for Shopping at Sponsor’s establishment(s); and to support BidGive in its sales and marketing efforts.

2. Cheerfully honor Buyers’ BidGive Retail Shopping Certificates upon presentation by a Buyer. Deny any Certificate with an expired date or a used unique identification number.

3. If Sponsor elects to resign from the program, Sponsor must notify BidGive by regular mail at its offices or by email at info@bidgive.com; however, Sponsor must honor any sold but outstanding BidGive Retail Certificates through the Certificates’ expiration dates.

This is the complete understanding and agreement between the parties, and this Agreement supersedes all prior oral or written agreements. All formal disputes shall be resolved by mediation or binding arbitration in Dallas County, Texas.

ACKNOWLEDGED, ACCEPTED AND AGREED:

SPONSOR:

BIDGIVE INTERNATIONAL, INC.:

____________________________

______________________________

Name:

Name:

Title:

Title:

Date:

Date:

BidGive International, Inc. * 3229 Wentwood Dr. * Suite 200 * Dallas, Texas 75225    972.943.4185 * www.bidgive.com